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                                   EXHIBIT B

                                    BY-LAWS

                                       OF

                            CHEER ACQUISITION CORP.

                              ARTICLE I - OFFICES

         Section 1. Principal Office. The principal office of the corporation shall be located at 900 Third Avenue, New York, New York 10022, or at such other place as its board of directors may determine.

         Section 2. Other Offices. The corporation may also have offices and places of business at such other places, within or without the State of Tennessee, as its board of directors may from time to time determine or the business of the corporation may require.

                     ARTICLE II - MEETINGS OF SHAREHOLDERS

         Section 1. Time and Place. All meetings of shareholders shall be held at such date, time and place, whether within or without the State of Tennessee, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. An annual meeting of shareholders shall be held on such date, not less than 60 nor more than 120 days after the end of the corporation's last preceding fiscal year, as the board of directors shall prescribe; provided, that if in any such year, the annual meeting shall not have been held within such period, then it shall be held on the first Tuesday of the fifth month after the end of the corporation's last preceding fiscal year, or if such day shall be a legal holiday, on the next business day following. At each annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be called by the president, and shall be called by the president or the secretary at the request of a majority of the board of directors, or at the request in writing of any one or more holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be discussed at the special meeting. Any such request or requests from the shareholders shall state the purpose or purposes of the proposed meeting and shall be signed, dated and delivered to the corporation's secretary.

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         Section 4. Notice of Meetings. Written notice of each meeting of shareholders, stating the date, time and place and hour of the meeting, and in the case of a special meeting, specifying the purpose or purposes for which the meeting is called, shall be given in the manner prescribed by Article VI of these bylaws to each shareholder entitled to vote thereat, not less than ten nor more than sixty days prior to the meeting.

         Section 5. Quorum. Except as otherwise provided by statute or the charter, the holders of a majority of the corporation's shares of one or more classes or series that are entitled to vote and be counted together collectively at a meeting of shareholders (a "voting group"), present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of that voting group. A quorum which is present to organize a meeting shall not be broken by the subsequent withdrawal of one or more shareholders. If, however, such quorum shall not be present or represented at any meeting of the voting group, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, that if after any such adjournment, a new record date is or must be set for the adjourned meeting, a notice of the adjournment shall be given to each shareholder entitled to vote thereat.

         Section 6. Vote Required. At any meeting of a voting group at which a quorum is present, all elections of directors shall be determined by a plurality vote and all other matters shall be approved when the votes cast within the voting group approving the action exceed the votes cast opposing the action, unless the matter is one which by express provision of statute, the charter or these bylaws a different vote in required, in which case such express provision shall govern and control the determination of such matter.

         Section 7. Voting. At any meeting of shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the charter, each shareholder of record shall be entitled to one vote for every share of stock standing in his name on the books of the corporation as of the record date for determining the shareholders entitled to notice of and to vote at such meeting.

         Section 8. Proxies. Every proxy must be executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its effective date, as determined by Tennessee law, unless a longer period is provided for in the proxy. Every proxy shall be

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revocable at the pleasure of the person executing it, or his legal representatives or assigns, unless the appointment form conspicuously states it is irrevocable and the appointment is coupled with an interest.

         Section 9. Action by Written Consent. Whenever by any provision of law the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken without a meeting, and the holders of the number of shares that would be necessary to authorize or take such action at a meeting indicate their vote in favor of such action. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one or more counterparts, and indicating each such shareholder's vote or abstention on the action.

         Section 10. List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The list of shareholders shall be alphabetical by voting group (and within each voting group by class or series of shares) and show the address and number of shares held by each shareholder.

                            ARTICLE III - DIRECTORS

         Section 1. Board of Directors. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things on its behalf as are not, by statute or by the charter or by these bylaws, directed or required to be exercised or done by the shareholders.

         Section 2. Number, Election and Tenure. The first board of directors shall consist of two members and thereafter the number of directors constituting the entire board of directors shall be not less than one nor more than nine as may from time to time be determined as hereinafter provided. The shareholders, at any meeting, regular or special, convened for the election of directors, shall have power to determine or redetermine the number of directors to be elected within the maximum and minimum limits above specified, and to elect the number of directors as so determined or redetermined. The directors shall have power from time to time, when the shareholders as such are not assembled in a

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meeting, to increase or decrease their own number, within the maximum and minimum limits above specified from the number previously determined, provided that no such decrease would terminate or shorten the term of office of any director then in office. If the number of directors be at any time increased by action of the board of directors, the additional directors may be elected by a majority of the directors in office at the time of the increase or, if not so elected prior to the next meeting of shareholders convened for the election of directors, they shall be elected by the shareholders. Directors shall be elected at the annual meeting of the shareholders by a plurality of the votes cast in the election and, except as provided in Section 3 of this Article III, each director shall be elected to serve until the expiration of the term for which he was elected and thereafter until his successor has been elected and has qualified. Unless otherwise provided in the charter, the directors need not be shareholders and need not be residents of the State of Tennessee.


         Section 3. Resignation and Removal. Any director may resign at any time by written notice to the corporation. The resignation is effective upon delivery of the notice, unless the notice specifies a later effective date. Unless otherwise provided in the charter, any director may be removed for cause or without cause by vote of the shareholders. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

         Section 4. Vacancies. If any vacancy occurs in the board of directors by reason of the death, resignation, retirement, disqualification or removal from office of any director with or without cause, or if any new directorships are created, then either the shareholders or all of the directors then in office, although less than a quorum, may, by majority vote choose a successor or successors, or fill the newly created directorship, and the director so chosen shall serve until the next shareholders' meeting at which directors are elected and thereafter until their successors shall be duly elected and qualified, unless sooner displaced from office by resignation, removal or otherwise. If the vacant office was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

         Section 5. Interested Directors. To the extent and under the circumstances permitted by law of the State of Tennessee, no contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone, or by reason that such director or directors are present at the meeting of the board of directors, or of a committee thereof, which

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authorizes such contract or transaction, or that his or their votes are counted for such purpose. Except as otherwise provided by statute, common or interested directors may be counted in determining the presence of a quorum or at a meeting of the board of directors, or of a committee, which authorizes any such contract or transaction.

         Section 6. Compensation. The board of directors may from time to time fix the compensation of directors for their services in that capacity. The compensation of a director may consist of an annual fee or a fee for attendance at each regular or special meeting of the board of which such director is a member or a combination of fees of both types; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. The board may also provide for the reimbursement to any director of expenses incurred in attending any meeting of the board or any committee of the board of which he is a member.

                       ARTICLE IV - MEETINGS OF THE BOARD

         Section 1. Time and Place. The board of directors of the corporation may hold meetings, both regular and special, at such time and place, within or without the State of Tennessee, as shall be determined in accordance with these bylaws.

         Section 2. Annual Meeting. The annual meeting of the board of directors shall be held for the purposes of electing officers and transacting any other business which may properly come before the meeting as soon as practicable after the adjournment of the annual meeting of shareholders, and no notice of such meeting to the directors elected at such meeting of shareholders shall be necessary in order to constitute the meeting, provided a quorum shall be present.

         Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice for any purpose and at such date, time and place as shall from time to time be determined in advance by the board.

         Section 4. Special Meetings. Special meetings of the board of directors may be called by the president, and, at the written request of any two directors, may be called by any officer of the corporation. Written notice of each special meeting of directors stating the date, time and place, and, if required by the charter or these bylaws, the purpose or purposes thereof, shall be given to each director, in the manner provided in Article VI of these bylaws, at least two days before such meeting. The date, time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.

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         Section 5. Quorum. At all meetings of the board of directors a majority of the entire board then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by law, or by the charter or these bylaws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.

         Section 6. Participation in Meetings through Means of Communication. Any one or more members of the board of directors or of any committee of the board may participate in a meeting of the board or any committee by any means of communication by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

         Section 7. Consents. Whenever by any provision of law or of the charter the vote of the board of directors or any committee thereof at any meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and the vote of the board of directors or such committee may be dispensed with, if (a) all of the members of the board of directors or such committee who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken without a meeting; and (b) the action shall have received the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting. The written consent, which may be signed in counterparts, shall indicate each signing director's vote or abstention on the matter, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

                      ARTICLE V - COMMITTEES OF THE BOARD

         Section 1. Designation. The board of directors, by resolution adopted by a majority of the entire board, or the number of directors required by the charter or these bylaws, may designate from among its members one or more committees, including without limitation an executive committee, each consisting of one or more directors and having such title as the board may consider to be properly descriptive of its function, each of which, to the extent provided in such resolution, shall have the authority of the board in the management of the business and affairs of the corporation. However, no such committee shall:

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         (a)      authorize distributions, except according to a formula or
                  method prescribed by the board of directors;

         (b) approve or propose to shareholders actions that the Tennessee Business Corporation Act requires to be approved by shareholders;

         (c) fill vacancies on the board of directors or any of its committees;

         (d) amend the charter pursuant to Section 48-20-102 of the Tennessee Business Corporation Act;

         (e)      accept, amend or repeal these bylaws;

         (f)      approve a plan of merger not requiring shareholder approval;

         (g) authorize or approve reacquisition of shares, except according to a formula or method approved by the board of directors; or

         (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

A majority of any such committee shall constitute a quorum and may determine its action, and fix the time and place of its meetings unless the board of directors shall otherwise provide. The board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

         Section 2. Tenure; Reports. Each such committee member shall serve at the pleasure of the board of directors. Each committee shall keep minutes of its meetings and report the same to the board, and it shall observe such other procedures with respect to its meetings as are prescribed in these bylaws or, to the extent not prescribed herein, as may be prescribed by the board in the resolution appointing such committee.

                              ARTICLE VI - NOTICE

         Section I. Form. Notice shall be in writing, except that oral notice is effective if it is reasonable under the circumstances.

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         Section 2. Effective Time. Written notice by the corporation to the shareholders, if in a comprehensible form, is effective when mailed, if mailed post-paid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. In all other cases, written notice, if in a comprehensible form, is effective at the earliest of (a) when received, (b) five days after deposit in the United States mail, if mailed post-paid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice if effective when communicated, if communicated in a comprehensible manner.

         Section 3. Waiver of Notice. Whenever a notice is required to be given by statute, the charter or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, (a) a shareholder's attendance at a meeting waives: (i) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting; and (ii) objection to the consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented; and (b) a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                             ARTICLE VII - OFFICERS

         Section 1. Executive Officers. The executive officers of the corporation shall be a president, one or more vice presidents (any one of whom may be designated an executive vice president), a secretary and a treasurer, and such other officers as the board of directors may from time to time designate. Any two or more offices may be held by the same person, except the offices of president and secretary.


         Section 2. Authority and Duties. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these bylaws, or, to the extent not so provided, as may be prescribed by the board of directors.

         Section 3. Term of Office; Removal. The board of directors shall elect or appoint the officers of the corporation; provided, however, that the president shall be empowered to appoint one or more assistant officers. Each officer or assistant officer

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shall hold office for such term as may be prescribed by the board or the officer appointing him and until his successor is elected or appointed. Any officer may be removed with or without cause at any time by the board or the officer appointing him, and may resign by written notice to the corporation.

         Section 4. Compensation. The compensation of all officers of the corporation shall be fixed by the board of directors or by the president acting under authority delegated to him by the board of directors.

         Section 5. Vacancies. If an office becomes vacant for any reason, the board of directors shall fill such vacancy. Any officer so appointed or elected by the board shall serve only until such time as the unexpired term of his predecessor shall have expired, unless re-elected or reappointed by the board.

         Section 6. The President. The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders, and shall have general and active management and control over the daily operations of the corporation, including the right to hire and discharge employees other than elective officers, subject however to the control of the board. He shall perform such other duties as the board may from time to time prescribe.

         Section 7. The Vice Presidents. The vice presidents, in order of their seniority or in any other order determined by the board of directors shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and severally assist the president in the management of the business of the corporation and the implementation of resolutions of the board, and in the performance of such other duties as the president may from time to time prescribe.

         Section 8. The Secretary. The secretary shall attend all meetings of the board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committees of the board when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary or assistant treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the board may direct and shall perform all other duties incident to the office of secretary.

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         Section 9. The Assistant Secretaries. The assistant secretaries, if any, in order of their seniority or in any other order determined by the board shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors or the secretary may from time to time prescribe.

         Section 10. The Treasurer. The treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 11. The Assistant Treasurers. The assistant treasurers, if any, in the order of their seniority or in any other order determined by the board, shall in the absence or disability of the treasurer, perform the duties and exercise the power of the treasurer and shall perform such other duties as the board of directors or the treasurer shall prescribe.

             ARTICLE VIII - SHARES OF THE CORPORATION; RECORD DATE

         Section 1. Certificated Shares. Shares may, but need not be, represented by certificates. The certificates for shares of the corporation shall be in such form as shall be determined by the board of directors, and shall be numbered consecutively and entered in the books of the corporation as they are issued. Each certificate shall exhibit the name of the corporation and that it is organized under the laws of the State of Tennessee, the name of the person to whom issued, and the number and class of shares and the description of the series, if any, the certificate represents. Each certificate shall be signed either manually or in facsimile by the president or vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. In case any one or more of the officers who have signed, or whose facsimile signature or signatures were placed on any such certificate shall


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cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate is issued and delivered, it may nevertheless be issued and delivered by the corporation with the same effect as if such officer or officers had continued in office.

         Section 2. Shares without Certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information which would have been required to be exhibited on a certificate, and, if applicable, restrictions on the transferability of such shares.

         Section 3. Lost Certificates. The board of directors may direct that a new share certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond or other form of indemnity in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Registration of Transfer. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. Registered Shareholders. Except as otherwise provided by law, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to vote, to receive notification, and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

         Section 6. Record Date. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote or to take any other action, the board of directors may fix, in advance, a date as the record date for one or more voting groups. Such date shall be not more than 70 days before the date of any such meeting or action requiring a determination of shareholders. A determination of

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shareholders entitled to notice of or vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board of directors must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed, the record date for determining the shareholders entitled to notice of or to vote at a meeting shall be at the close of business on the date before the first notice is delivered to shareholders, or, in the case of a distribution to shareholders, the date on which the board authorizes the distribution.

                          ARTICLE IX - INDEMNIFICATION

         Section 1. Authority to Indemnify. The corporation may indemnify any person who was or is a party or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, settlements, penalties, fines (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses (including counsel fees), incurred with respect to a proceeding if (a) he conducted himself in good faith and (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and
(ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of (b)(ii). The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standard of conduct described in this section.

         Section 2. Mandatory Indemnification. The corporation shall indemnify any director if he was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         Section 3. Other Determination of Rights. No indemnification under
Section 1 hereof (unless ordered by a court) shall be made by the corporation unless authorized in the specific case

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upon a determination that indemnification of the director is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 hereof. Such determination shall be made:


         (a) by a majority vote of a quorum of directors who are not at that time parties to the proceeding;

         (b) if such a quorum is not obtainable by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors who are not at that time parties to the proceeding;

         (c) by independent special legal counsel (compensated by the corporation) in a written opinion, selected by the board of directors or committee in the manner described in subsections (a) or (b); provided however that if the requirements of neither (a) nor (b) can be met, then by a majority vote of the full board of directors; or

         (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted in the determination.

         Section 4. Advances of Expenses. Expenses incurred by a director who is a party or threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as determined and authorized in the manner specified in Section 3 of this article, upon (a) the receipt of a written affirmation by the director of his good faith belief that he has met the required standard of conduct; (b) the receipt of an undertaking by or on behalf of the director, constituting such director's unlimited general obligation, to repay such amount if it is ultimately determined that he is not entitled to indemnification by the corporation; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

         Section 5. Nonexclusiveness; Heirs. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under the charter, these bylaws, any agreement, any insurance purchased by the corporation, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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         Section 6. Purchase of Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article or of the Tennessee Business Corporation Act.


                         ARTICLE X - GENERAL PROVISIONS

         Section 1. Distributions. Subject to all applicable requirements of law and to any applicable provisions of the charter, these bylaws and any indenture or other agreement to which the corporation is a party or by which it is bound, distributions to the shareholders of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law.

         Section 2. Reserves. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the board of directors from time to time, in its absolute discretion, may consider proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the board may deem conducive to the interest of the corporation, and the board may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Checks, Notes. Etc. All checks or other orders for payment of money and notes or other instruments evidencing indebtedness or obligations of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 4. Contracts, Etc. Unless otherwise directed by the board of directors, the president, any vice president, secretary or treasurer shall have the power and authority to enter into, execute and deliver contracts, agreements, deeds, bonds, mortgages, tax returns and other instruments on behalf of the corporation. The president may authorize the execution of any such documents by such other officers, agents or employees as may be designated by him from time to time, subject to such limitations and restrictions as the instrument designating such person may provide.

         Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed and may from time to time be changed by resolution of the board of directors.

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         Section 6. Seal. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal Tennessee". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 7. Securities of Other Corporations. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation: (a) to endorse, transfer, convert, sell and deliver any and all bonds, debentures, corporate shares or other securities standing in the name of or owned by the corporation and to make, execute and deliver, under the seal of the corporation or otherwise, any and all written instruments necessary or proper to effectuate the authority hereby conferred; and (b) to attend and to act and to vote, or in the name of the corporation to execute proxies to vote, at any meetings of shareholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The board of directors may, by resolution, from time to time, confer like powers upon any other person or persons.

         Section 8. Amendments. The board of directors may amend or repeal the corporation's bylaws unless (a) the charter or the Tennessee Business Corporation Act reserves this power exclusively to the shareholders in whole or in part; or (b) the shareholders in amending or repealing a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. The shareholders of the corporation may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

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